UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   January 26, 2010

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

On February 1, 2010, DPL Inc. (the “Company”) issued a press release announcing that it will release its year-end 2009 earnings on Thursday, February 11, 2010, after the market closes.  On Friday, February 12, 2010, at 9:00 A.M. Eastern Time, the Company will conduct a live webcast of its conference call with financial analysts.  Company executives will present an overview of the Company’s financial results and discuss recent Company events and earnings guidance and other projections for 2010, followed by a question and answer session.  The live webcast will be available on the Company’s website at www.dplinc.com.  Interested parties are encouraged to visit the site at least fifteen minutes prior to the start of the webcast in order to properly register.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01              Other Events.

On January 26, 2010, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly dividend of $0.3025 per common share, payable March 1, 2010, to common shareholders of record as of February 16, 2010.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated February 1, 2010.
99.2	Press Release, dated January 26, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: February 1, 2010

/s/ Douglas C. Taylor
	Name:	Douglas C. Taylor
	Title:	Senior Vice President, General
Counsel and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release, dated February 1, 2010.	E

99.2	Press Release, dated January 26, 2010.	E